Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-267309, 333-40374, 333-63600, 333-97013, 333-102124, 333-152377, 333-175690, 333-197758, 333-221297, and 333-240023) of Modine Manufacturing Company of our report dated May 26, 2022, except for the change in composition of reportable segments discussed in Note 22 to the consolidated financial statements, as to which the date is May 25, 2023, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
May 22, 2024